EXHIBIT 99.1

Parker Drilling Reports 2017 Third Quarter Results
HOUSTON, November 1, 2017 - Parker Drilling Company (NYSE: PKD) today announced results for the third quarter ended September 30, 2017, including a reported net loss available to common stockholders of $21.2 million, or a $0.15 loss per common share, on revenues of $118.3 million.
Third quarter Adjusted EBITDA was $23.2 million.
“Parker delivered strong third quarter results led by our U.S. Rental Tools segment, which saw a 20.2 percent sequential increase in revenues and a 43.1 percent increase in gross margin for the quarter,” said Gary Rich, the Company’s Chairman, President and CEO. “This represents the fourth consecutive quarter our U.S. rental tools business has far outpaced the growth in the U.S. rig count, which was up roughly 6 percent during the quarter.
“Internationally, we are encouraged by the emerging recovery in global activities. Our International rentals revenues rose 7.7 percent sequentially with a 35 percent increase in gross margin. Our International & Alaska Drilling segment revenues increased 3.3 percent sequentially with a 33.3 percent increase in gross margin, reflecting a continued focus on efficiency and cost management.
“I believe the third quarter results attest to our discipline in managing our business in a tough environment,” concluded Mr. Rich.
Third Quarter Review
Parker Drilling’s revenues for the 2017 third quarter, compared with the 2017 second quarter, increased 7.9 percent to $118.3 million from $109.6 million. Operating gross margin excluding depreciation and amortization expense (gross margin) increased 51.0 percent to $30.2 million from $20.0 million and gross margin as a percentage of revenues was 25.5 percent, compared with 18.2 percent for the 2017 second quarter.
Drilling Services
For the Company’s Drilling Services business, which is comprised of the U.S. (Lower 48) Drilling and International & Alaska Drilling segments, third quarter revenues increased 2.4 percent to $67.3 million from $65.7 million for the 2017 second quarter. Gross margin increased 45.1 percent to $11.9 million from $8.2 million, and gross margin as a percentage of revenues was 17.7 percent, compared with 12.5 percent for the prior period. Contracted backlog was $257 million at the end of the third quarter compared to $289 million at the end of the second quarter.
U.S. (Lower 48) Drilling
U.S. (Lower 48) Drilling segment revenues decreased $0.4 million to $4.6 million from $5.0 million for the 2017 second quarter. Gross margin improved 50.0 percent to a $0.5 million loss from a loss of $1.0 million for the 2017 second quarter. The decrease in revenues was due to lower utilization and slightly lower day rates. Gross margin was up primarily as a result of lower operating expenses associated with lower rig utilization, an increase in standby days, and a favorable adjustment to workers’ compensation reserves.
International & Alaska Drilling
International & Alaska Drilling segment revenues increased 3.3 percent to $62.7 million from $60.7 million in the 2017 second quarter. Gross margin was $12.4 million, a 33.3 percent increase from 2017 second quarter gross margin of $9.3 million. The increases in revenues and gross margin were primarily due to higher earnings from our joint venture in Kazakhstan, mobilization of our rig in the Kurdistan Region of Iraq and increased earnings on our O&M activities.
Rental Tools Services
For the Company’s Rental Tools Services business, which is comprised of the U.S. Rental Tools and International Rental Tools segments, third quarter revenues increased 16.2 percent to $51.0 million from $43.9 million for the 2017 second quarter. Gross margin increased 56.4 percent to $18.3 million from $11.7 million, and gross margin as a percentage of revenues was 35.9 percent compared with 26.7 percent for the prior period.
U.S. Rental Tools
U.S. Rental Tools segment revenues increased 20.2 percent to $35.7 million, from $29.7 million for the 2017 second quarter. Gross margin increased 43.1 percent to $19.6 million from $13.7 million for the 2017 second quarter. The increases in revenues and gross margin were driven by increased U.S. land drilling activity, higher completion activity in the Gulf of Mexico and select price increases.
International Rental Tools

International Rental Tools segment revenues increased 7.7 percent to $15.3 million from $14.2 million for the 2017 second quarter. Gross margin improved 35.0 percent to a $1.3 million loss from a $2.0 million loss for the 2017 second quarter. The increase in revenues was attributable to increased tubular running services in the Middle East and increased rentals in Europe, partially offset by reduced fishing services activity in India. Gross margin improvement was due to increased activity and lower payroll taxes and benefits.
Consolidated
General and Administrative expenses were $7.0 million for the 2017 third quarter, up from $6.5 million for the 2017 second quarter. The increase was primarily due to incentive compensation adjustments during the 2017 second quarter.
Capital expenditures in the third quarter were $18.2 million, and year-to-date through September 30, 2017 were $44.8 million.

Conference Call
Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, November 2, 2017, to review third quarter results. The call will be available by telephone by dialing (+1) (412) 902-0003 and asking for the Parker Drilling Third Quarter Conference Call. The call can also be accessed through the Investor Relations section of the Company's website. A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone through November 9, 2017 at (+1) (201) 612-7415, conference ID 13671916#.

Cautionary Statement
This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company’s rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset purchases and sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs or rental equipment for operation; the Company’s financial position; changes in utilization or market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see “Risk Factors” in the Company’s Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
This news release contains non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided in the following tables.
Company Description
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling's barge rig fleet and in select U.S. and international markets and harsh-environment regions utilizing Parker-owned and customer-owned equipment. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.
Contact: Jason Geach, Vice President, Investor Relations & Corporate Development, (+1) (281) 406-2310, jason.geach@parkerdrilling.com.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets
(Dollars in Thousands)

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS:
Current Assets
Cash and Cash Equivalents	$121,039	$119,691
Accounts and Notes Receivable, net	128,234	113,231
Rig Materials and Supplies	34,312	32,354
Other Current Assets	26,405	21,042
Total Current Assets	309,990	286,318

Property, Plant and Equipment, net	647,193	693,439

Other Assets
Deferred Income Taxes	81,606	70,309
Other Assets	47,641	53,485
Total Other Assets	129,247	123,794

Total Assets	$1,086,430	$1,103,551

LIABILITIES & STOCKHOLDERS’ EQUITY:
Current Liabilities
Accounts Payable and Accrued Liabilities	$91,388	$102,921
Total Current Liabilities	91,388	102,921

Long-Term Debt, net of debt issuance costs	577,550	576,326

Deferred Tax Liability	80,015	69,333

Other Long-Term Liabilities	12,921	15,836

Total Stockholders’ Equity	324,556	339,135

Total Liabilities and Stockholders’ Equity	$1,086,430	$1,103,551

PARKER DRILLING COMPANY
Consolidated Statements Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
			Three Months Ended June 30,
	Three Months Ended September 30,
	2017	2016	2017

Revenues	$118,308	$97,189	$109,607

Expenses:
Operating Expenses	88,120	84,680	89,641
Depreciation and Amortization	30,067	34,474	30,982
	118,187	119,154	120,623
Total Operating Gross Margin (Loss)	121	(21,965)	(11,016)

General and Administrative Expense	(7,033)	(7,424)	(6,503)
Gain (Loss) on Disposition of Assets, net	97	(187)	(113)
Total Operating Income (Loss)	(6,815)	(29,576)	(17,632)

Other Income (Expense)
Interest Expense	(11,067)	(11,015)	(11,095)
Interest Income	128	9	22
Other	(638)	(351)	560
Total Other Income (Expense)	(11,577)	(11,357)	(10,513)

Income (Loss) before Income Taxes	(18,392)	(40,933)	(28,145)

Income Tax Expense (Benefit)	1,919	5,295	1,743

Net Income (Loss)	(20,311)	(46,228)	(29,888)
Mandatory convertible preferred stock dividend	906	—	1,239
Net Income (Loss) Available to Common Stockholders	$(21,217)	$(46,228)	$(31,127)

Income (Loss) per Common Share - Basic
Net Income (Loss)	$(0.15)	$(0.37)	$(0.23)

Income (Loss) per Common Share - Diluted
Net Income (Loss)	$(0.15)	$(0.37)	$(0.23)

Number of common shares used in computing earnings per share:
Basic	138,300,015	124,486,848	137,833,318
Diluted	138,300,015	124,486,848	137,833,318

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016

Revenues	$326,186	$332,979

Expenses:
Operating Expenses	263,575	281,992
Depreciation and Amortization	93,251	106,605
	356,826	388,597
Total Operating Gross Margin (Loss)	(30,640)	(55,618)

General and Administrative Expense	(20,576)	(25,200)
Gain (Loss) on Disposition of Assets, net	(368)	(249)
Total Operating Income (Loss)	(51,584)	(81,067)

Other Income (Expense)
Interest Expense	(33,032)	(34,764)
Interest Income	160	48
Other	452	1,776
Total Other Income (Expense)	(32,420)	(32,940)

Income (Loss) before Income Taxes	(84,004)	(114,007)

Income Tax Expense (Benefit)	6,004	67,878

Net Income (Loss)	(90,008)	(181,885)
Mandatory convertible preferred stock dividend	2,145	—
Net Income (Loss) Available to Common Stockholders	$(92,153)	$(181,885)

Income (Loss) per Common Share - Basic
Net Income (Loss)	$(0.68)	$(1.47)

Income (Loss) per Common Share - Diluted
Net Income (Loss)	$(0.68)	$(1.47)

Number of common shares used in computing earnings per share:
Basic	135,455,168	123,894,980
Diluted	135,455,168	123,894,980

PARKER DRILLING COMPANY
Selected Financial Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2017	2016	2017

Revenues:
Drilling Services:
U.S. (Lower 48) Drilling	$4,585	$1,431	$5,042
International & Alaska Drilling	62,726	65,307	60,669
Total Drilling Services	67,311	66,738	65,711
Rental Tools Services:
U.S. Rental Tools	$35,677	$14,967	$29,704
International Rental Tools	15,320	15,484	14,192
Total Rental Tools Services	50,997	30,451	43,896
Total Revenues	$118,308	$97,189	$109,607

Operating Expenses:
Drilling Services:
U.S. (Lower 48) Drilling	$5,052	$5,112	$6,067
International & Alaska Drilling	50,345	51,682	51,404
Total Drilling Services	55,397	56,794	57,471
Rental Tools Services:
U.S. Rental Tools	$16,086	$10,746	$15,973
International Rental Tools	16,637	17,140	16,197
Total Rental Tools Services	32,723	27,886	32,170
Total Operating Expenses	$88,120	$84,680	$89,641

Operating Gross Margin:
Drilling Services:
U.S. (Lower 48) Drilling	$(467)	$(3,681)	$(1,025)
International & Alaska Drilling	12,381	13,625	9,265
Total Drilling Services	11,914	9,944	8,240
Rental Tools Services:
U.S. Rental Tools	$19,591	$4,221	$13,731
International Rental Tools	(1,317)	(1,656)	(2,005)
Total Rental Tools Services	18,274	2,565	11,726
Total Operating Gross Margin Excluding Depreciation and Amortization	$30,188	$12,509	$19,966
Depreciation and Amortization	(30,067)	(34,474)	(30,982)
Total Operating Gross Margin	121	(21,965)	(11,016)

PARKER DRILLING COMPANY
Adjusted EBITDA (1)
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

Net Income (Loss)	$(20,311)	$(29,888)	$(39,809)	$(48,929)	$(46,228)
Interest Expense	11,067	11,095	10,870	11,048	11,015
Income Tax Expense (Benefit)	1,919	1,743	2,342	6,292	5,295
Depreciation and Amortization	30,067	30,982	32,202	33,190	34,474

EBITDA	22,742	13,932	5,605	1,601	4,556

Adjustments:
Other (Income) Expense	510	(582)	(540)	1,399	342
(Gain) Loss on Disposition of Assets, net	(97)	113	352	1,364	187
Special items (2)	—	—	—	876	—

Adjusted EBITDA	$23,155	$13,463	$5,417	$5,240	$5,085

(1) We believe Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), remeasurement of foreign currency transactions, tax consequences, impairment and other special items. Special items include items impacting operating expenses that management believes detract from an understanding of normal operating performance. Management uses Adjusted EBITDA as a supplemental measure to review current period operating performance and period to period comparisons. Our Adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. Generally Accepted Accounting Principles (GAAP), and should not be considered in isolation or as an alternative to operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

(2) Special items include: - For the three months ended December 31, 2016, special items include $0.9 million of net severance associated with the departure of three executives.

PARKER DRILLING COMPANY
Reconciliation of Adjusted Earnings Per Share
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
	Three Months Ended
	September 30,		June 30,
	2017	2016	2017

Net Income (Loss) Available to Common Shareholders	$(21,217)	$(46,228)	$(31,127)
Income (Loss) per Diluted Share	$(0.15)	$(0.37)	$(0.23)

Adjustments:
Special Items	—	—	—
Total adjustments	—	—	—
Tax effect of adjustments	—	—	—
Net adjustments	—	—	—

Adjusted Net Income (Loss) Available to Common Shareholders(1)	$(21,217)	$(46,228)	$(31,127)
Adjusted Income (Loss) per Diluted Share (1)	$(0.15)	$(0.37)	$(0.23)

(1) We believe Adjusted Net Income (Loss) Available to Common Shareholders and Adjusted Income (Loss) per Diluted Share are useful financial measures for investors to assess and understand operating performance for period to period comparisons. Management views the adjustments to Net Income (Loss) Available to Common Shareholders and Income (Loss) per Diluted Share to be items outside of the Company’s normal operating results. Adjusted Net Income (Loss) Available to Common Shareholders and Adjusted Income (Loss) per Diluted Share are not measures of financial performance under GAAP, and should not be considered in isolation or as an alternative to Net Income (Loss) Available to Common Shareholders or Income (Loss) per Diluted Share.